UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 29, 2007
Coconut Palm Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-51418	20-2763411

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 South Federal Highway, Suite 500, Boca Raton, Florida	33432

(Address of Principal Executive Offices)	(Zip Code)
(561) 955-7300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.
As previously announced, on April 7, 2006 Coconut Palm Acquisition Corp., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Agreement and Plan of Merger”) with Equity Broadcasting Corporation, an Arkansas corporation (“EBC”) and certain shareholders of EBC pursuant to which EBC will merge with and into the Company with the Company remaining as the surviving corporation (the “Merger”). The Agreement and Plan of Merger was amended on May 5, 2006 and on September 14, 2006 as reported on prior Current Reports on Form 8-K.
On March 29, 2007, the Company announced that at a special meeting of its stockholders, the majority of the holders of the Company’s common stock issued in connection with its initial public offering approved the Merger and all of the proposals related to the Merger, while the stockholders representing approximately 1,908,911 shares of the Company’s common stock elected to convert their shares to cash in accordance with the terms of the Company’s governing documents.
A press release announcing the foregoing is attached to this report as Exhibit 99.1.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
d)	Exhibits

Exhibit No.	Description

99.1	Press Release of the Company dated March 29, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2007	COCONUT PALM ACQUISITION CORP.
/s/ Richard C. Rochon
Richard C. Rochon
Chairman and Chief Executive Officer

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